Exhibit 99.1

NuStar GP Holdings, LLC Reports Increase in Second Quarter 2013 Distributable Cash Flows

Quarterly Distribution Remains at $0.545 Per Unit

SAN ANTONIO, July 26, 2013 — NuStar GP Holdings, LLC (NYSE: NSH) today announced that distributable cash flow available to unitholders for the second quarter of 2013 was $23.2 million, or $0.54 per unit, compared to $22.1 million, or $0.52 per unit, for the second quarter of 2012.  In addition, the company announced that its board of directors has declared a second quarter distribution of $0.545 per unit.  The second quarter 2013 distribution will be paid on August 14, 2013, to holders of record as of August 5, 2013.

The company reported second quarter net income of $12.6 million, or $0.29 per unit, compared to a net loss of $33.2 million, or $0.78 per unit, in the second quarter of 2012.  Negative earnings in NuStar Energy’s asphalt and fuels marketing segment caused the second quarter 2012 net loss.  Asset impairment charges associated with the company’s asphalt operations, in anticipation of the September 2012 sale of 50% of these operations to an affiliate of Lindsay Goldberg LLC were the primary cause of the second quarter 2012 loss.

“NuStar Energy L.P.’s large internal growth program for 2013, primarily in the Eagle Ford Shale region, should have a positive impact on the future growth of NuStar GP Holdings, LLC’s distributable cash flow and distributions,” said Curt Anastasio, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 10:00 a.m. ET (9:00 a.m. CT) today, July 26, 2013, to discuss the financial results for the second quarter of 2013.  Investors interested in listening to the presentation may call 800/622-7620, passcode 14958501.  International callers may access the presentation by dialing 706/645-0327, passcode 14958501. The company intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 14958501.  International callers may access the playback by calling 404/537-3406, passcode 14958501.  A live broadcast of the conference call will also be available on the company’s Web site at www.nustargpholdings.com.

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NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, a 13.0 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, the United Kingdom and Turkey.  For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d).  Please note that 100% of NuStar’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of NuStar’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable.  Nominees, and not NuStar, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events.  All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company.  These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions.  These risks, uncertainties and assumptions are discussed in NuStar Energy L.P. and NuStar GP Holdings, LLC’s 2012 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.

NuStar GP Holdings, LLC

Consolidated Financial Information

(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Statement of Income Data:
Equity in earnings (loss) of NuStar Energy L.P.	$13,417	$(32,428)	$25,561	$(20,656)

General and administrative expenses	(618)	(795)	(1,418)	(1,652)
Other income (expense), net	18	(30)	99	106
Interest expense, net	(170)	(151)	(343)	(284)

Income (loss) before income tax benefit (expense)	12,647	(33,404)	23,899	(22,486)
Income tax (expense) benefit	(88)	196	(265)	324
Net income (loss)	$12,559	$(33,208)	$23,634	$(22,162)

Basic and diluted net income (loss) per unit	$0.29	$(0.78)	$0.55	$(0.52)

Equity in Earnings (Loss) of NuStar Energy L.P.:
General partner interest	$446	$(5,131)	$722	$(4,800)
General partner incentive distribution	10,805	9,816	21,610	19,632
General partner’s interest in earnings (loss) and incentive distributions of NuStar Energy L.P.	11,251	4,685	22,332	14,832
Limited partner interest in earnings (loss) of NuStar Energy L.P.	2,887	(36,392)	4,671	(34,046)
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(1,442)	(1,442)
Equity in earnings (loss) of NuStar Energy L.P.	$13,417	$(32,428)	$25,561	$(20,656)

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,961	$1,782	$3,922	$3,564
General partner incentive distribution	10,805	9,816	21,610	19,632
Limited partner interest - common units	11,272	11,223	22,552	22,434
Total cash distributions expected from NuStar Energy L.P.	24,038	22,821	48,084	45,630
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(618)	(795)	(1,418)	(1,652)
Income tax (expense) benefit	(88)	196	(265)	324
Interest expense, net	(170)	(151)	(343)	(284)
Distributable cash flow	$23,162	$22,071	$46,058	$44,018

Weighted average number of common units outstanding	42,618,376	42,575,563	42,612,057	42,574,991

Distributable cash flow per unit	$0.54	$0.52	$1.08	$1.03

Cash distributions to be paid to the unitholders of NuStar GP Holdings, LLC:
Distribution per unit	$0.545	$0.510	$1.090	$1.020

Total distribution	$23,236	$21,713	$46,458	$43,433

NuStar GP Holdings, LLC

Consolidated Financial Information - Continued

(Unaudited, Thousands of Dollars)

Notes:

(1)    NuStar GP Holdings, LLC utilizes distributable cash flow as a financial measure, which is not defined in United States generally accepted accounting principles.  Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare general partner performance.  In addition, management believes that this measure provides investors an enhanced perspective of the ability to make a minimum quarterly distribution.  Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to net income.  It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income (loss) to distributable cash flow and net cash provided by (used in) operating activities:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income (loss)	$12,559	$(33,208)	$23,634	$(22,162)
Less equity in (earnings) loss of NuStar Energy L.P.	(13,417)	32,428	(25,561)	20,656
Plus cash distributions expected from NuStar Energy L.P.	24,038	22,821	48,084	45,630
Other (income) expense, net	(18)	30	(99)	(106)
Distributable cash flow	23,162	22,071	46,058	44,018
Less cash distributions expected from NuStar Energy L.P.	(24,038)	(22,821)	(48,084)	(45,630)
Distributions of equity in earnings of NuStar Energy L.P./(Cumulative earnings less than distributions)	13,417	(11,772)	25,561	—
Net effect of changes in operating accounts	(611)	122	60	(2,592)
Net cash provided by (used in) operating activities	$11,930	$(12,400)	$23,595	$(4,204)